                                                                     EXHIBIT 5.3



Law Offices of
Brown, Drew and Massey, LLP
Ohio Oil Building
159 North Wolcott Street, Suite 200
Casper, Wyoming 82601
Telephone: (307) 234-1000
Fax: (307) 265-8025
www.browndrew.com




                                February 5, 2004



Westport Resources Corporation
1670 Broadway
Suite 2800
Denver, Colorado 80202-4800


         Re:      Registration Statement on Form S-4, File No. 333-105834

Ladies and Gentlemen:

         We have acted as Wyoming counsel to Westport Finance Co., a Wyoming corporation formerly known as "Belco Finance Co." (the "SUBSIDIARY GUARANTOR"), in connection with the registration, pursuant to a registration statement on Form S-4 (as may be amended from time to time, the "REGISTRATION STATEMENT"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "ACT"), of (i) the proposed offer by Westport Resources Corporation, a Nevada corporation (the "COMPANY"), to exchange (the "EXCHANGE OFFER") up to $125,000,000 of its 8 1/4% Senior Subordinated Notes Due 2011 issued in a private offering on April 3, 2003 (the "OLD NOTES") for an equal principal amount of its 8 1/4% Senior Subordinated Notes Due 2011 to be registered under the Act (the "EXCHANGE NOTES") and (ii) the guaranty by the Subsidiary Guarantor of the Exchange Notes.

         The Old Notes have been, and the Exchange Notes will be, issued pursuant to that certain Indenture, dated as of November 5, 2001, among the Company, the subsidiary guarantors from time to time parties thereto and The Bank of New York, as trustee (the "TRUSTEE") (the "ORIGINAL INDENTURE"), as supplemented by the First Supplemental Indenture thereto, dated as of December 31, 2001 (the "FIRST SUPPLEMENTAL INDENTURE"), the Second Supplemental Indenture thereto, dated as of December 17, 2002 (the "SECOND SUPPLEMENTAL INDENTURE"), and the Third Supplemental Indenture thereto, dated as of April 3, 2003 (the "THIRD SUPPLEMENTAL INDENTURE"). The Original Indenture, as supplemented by the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture, is referred to herein as the "INDENTURE."


         We have examined originals or certified copies of such corporate records of the Subsidiary Guarantor and other certificates and documents of officials of the Subsidiary Guarantor, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies.

February 5, 2004


         Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that:

         1. The Subsidiary Guarantor is a corporation validly existing and in good standing under the laws of the State of Wyoming.

         2. The Subsidiary Guarantor had and has, as applicable, all power and authority necessary to execute and deliver the Indenture and to perform its obligations thereunder.

         3. The Subsidiary Guarantor has duly authorized, executed and delivered the Indenture.


         The opinion and other matters in this letter are qualified in their entirety and subject to the following:

         A. We express no opinion as to the laws of any jurisdiction other than the constitution, laws, rules and regulations and judicial and administrative decisions of the State of Wyoming.

         B.       We are members of the bar of the State of Wyoming.


         The law firm of Akin Gump Strauss Hauer & Feld LLP may rely upon and refer to this opinion as if an addressee hereof in connection with the opinion to be rendered by Akin Gump Strauss Hauer & Feld LLP relating to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus forming a part of the Registration Statement under the caption "Legal Matters." In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement.


                                             Very truly yours,



                                             BROWN, DREW & MASSEY, LLP




                                             By:   /s/ J. KENNETH BARBE
                                                   J. Kenneth Barbe, Partner